Exhibit 99.2

                                                    September 15, 2004


Gary Kimmons, President
GK Intelligent Systems
2602 Yorktown Place
Houston, TX 77056


Dear Mr. Kimmons:

This letter agreement (the "Agreement") will confirm our understanding whereby GK Intelligent Systems (the "Company") retains Rubenstein Investor Relations, Inc. ("RIR") as its investor relations consultant with respect to matters concerning the financial and investment communities.

1.    Term.

      A. The Company retains RIR as its investor relations consultant for a four-month period commencing on September 9, 2004.

      B. The term of this Agreement, following the initial four-month period and without any further action by either party shall be renewed automatically on a month-to-month basis, unless either the Company or RIR terminates this Agreement in writing upon 30 days notice to the other party.

2. Services. As part of the investor relations services that RIR will provide to the Company, RIR will:

      (a)  provide COMPANY with investor relations counsel and guidance to enhance the Company's visibility in the financial markets;
      (b)  arrange  appointments  for COMPANY with  asset  managers, broker dealers, analysts and institutions; and
      (c) advise COMPANY on communications strategies as it relates to communications to its board of directors and stockholders.

3.    Fees and Expenses.

      A. The Company will pay RIR a fee of $6,000 for RIR's investor relations services. Following the initial four-month period and without any further action by either party, this Agreement shall be renewed automatically on a month-to-month basis at the same $6,000 per month fee. Going forward, RIR will bill the Company for all fees and expenses on the 15th of every month. The Company will pay each invoice within 15 days after receiving it. In addition to the monthly fee, the Company will deliver a compensation package in the form of a warrant evidencing the right to purchase during a three-year period 100,000 shares of its common stock at an exercise price equivalent to the closing price of the common stock at the date of the execution of this agreement (the "Warrant").

      The Warrant will be exercised at no expense to RIR and the standard piggyback registration rights. The warrant will be subject to adjustment in the event of stock splits, corporate transactions or other events affecting the number of shares of common stock outstanding. The company further agrees to register the securities underlying these warrants within a 6-month period from the date of this agreement. The warrant will vest in its entirety upon the commencement of the engagement of Rubenstein Investor Relations, Inc.

      B. The Company will pay all of RIR's out-of-pocket expenses. These out-of-pocket expenses may include postage, copier charges, telephone, messengers, photography, printing, and other similar expenses. RIR will not charge a markup, surcharge, handling or administrative fee on such expenses.

      C. RIR will obtain prior approval from the Company for any individual out-of-pocket expense that is greater than $150.00. If RIR's total out-of-pocket expenses are greater than $100.00 per month, then RIR will provide the Company with copies of invoices and other receipts to support the amount of out-of-pocket expenses, if the Company requests RIR to do so.

      D. The Company understands that, depending on the nature of the expenses that RIR incurs on the Company's behalf, RIR may not receive the bills from vendors who provide certain services and/or products until after this Agreement has terminated. In such case, the Company will reimburse RIR for such expenses promptly after RIR notifies the Company of the amount due.

      E. All invoices for out of pocket expenses and services rendered shall be binding upon the Company and shall not be subject to objection for any reason unless such objection is made in writing, states the basis for such
objection in detail and is delivered to RIR in connection with fees   within
30 days of the completion of the relevant billing cycle or in connection with expenses within 30 days of the related invoice for such expenses.

      F. Upon termination of this Agreement, RIR shall deliver an invoice for any outstanding amounts due, including fees and expenses. The amount of such invoice shall be due and payable within thirty (30) days of such invoice. The Company will be charged a late fee of 1.5% per month of the unpaid balance due on such invoice until paid.

      G. In addition to the fees and expenses payable by the Company to RIR pursuant to the terms of this Agreement, the Company hereby agrees to pay to RIR all costs and expenses, including all reasonable attorneys' fees and disbursements, incurred by RIR in collection of its fees and expenses payable pursuant to the terms of this Agreement.

4.    Indemnification.

      A. The Company understands that RIR cannot undertake to verify the accuracy of information that the Company (or someone on behalf of the Company) provides to RIR, or information included in material that has been prepared by RIR and approved by the Company.

      B. The Company agrees to indemnify and hold harmless RIR, and its officers, directors, employees, shareholders, representatives and agents from and against any and all losses, liabilities, claims, damages, deficiencies, costs and expenses (including reasonable attorney's fees, disbursements and other charges) based upon or arising out of the performance of any services provided under this Agreement, or any materials, releases, reports or information that the Company (or someone on the Company's behalf) supplies to RIR or prepared by RIR, except to the extent that such losses are due to the gross negligence or willful misconduct of RIR. The Company's agreement to indemnify will survive the expiration or termination of this Agreement.
C. The Company agrees that all information that it or its employees, officers, directors or affiliates (or any person on the Company's behalf) provides to RIR for dissemination will comply with any and all federal and state securities laws and the rules and regulations of any applicable self regulating securities association and securities exchange. All such information will be accurate and will fairly represent the Company's situation. All such information will not omit any information which would make the information that was provided materially misleading.

5. Non-Solicitation. The Company agrees that during the term of this Agreement and for two years after this Agreement terminates, neither the Company nor any of its affiliates will directly or indirectly, (a) offer to employ any employee of RIR or any of its affiliates, (b) introduce any employee of RIR or any of its affiliates to any other potential employer that wishes to employ any employee of RIR or any of its affiliates, or (c) otherwise interfere with the employment relationship between RIR or any of its affiliates and any of their employees.

6. Independent Contractor. RIR and the Company understand and agree that RIR is an independent contractor and is not authorized to obligate or commit the Company in any manner.

7.    Confidentiality.  RIR agrees to use reasonable efforts to preserve the
confidentiality of any proprietary or  confidential   information  disclosed
to  RIR   by   the Company.  Such  obligation  shall  terminate upon  the earlier to occur of: (i) RIR is required to disclose such information to a third party pursuant to any applicable law or the order of any court or tribunal of competent jurisdiction, provided that RIR provides prior written notice to the Company so as to enable the Company to seek a protective order or such other protection as Company is lawfully entitled; (ii) such information is in the public domain by publication or otherwise, other than by breach of this Agreement by RIR or (iii) the third anniversary of the termination of this Agreement.

8. Gift Policy. RIR's employees may not accept any type of gift or gratuity (including stock or rights to acquire stock), regardless of value, from any of RIR's clients, except for (i) unsolicited promotional materials of nominal value such as pens and calendars and (ii) unsolicited consumable items such as cakes and cookies that a client may choose to send to RIR during the holidays.

9. Entire Agreement. This Agreement constitutes the entire agreement between RIR and the Company with respect to investor relations services. This Agreement supersedes all prior agreements or understandings between RIR and the Company.

10. Amendments. RIR and the Company may amend, supersede or modify this Agreement only in writing signed by each of RIR and the Company.

11. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of New York without regard to any principles of conflicts of laws.

12. Counterparts. RIR and the Company may execute this Agreement in two counterparts, each of which will be considered an original but all of which together will constitute one and the same instrument.

If this Agreement correctly describes our understanding, please sign the enclosed copy of this letter where indicated. Please return the signed Agreement to us together with the initial monthly fee of $6,000. We look forward to a long and mutually productive relationship.

                        Sincerely yours,

                        RUBENSTEIN INVESTOR RELATIONS, INC.


                        By:  /s/ Richard M. Rubenstein
                              ______________________________
                              Name:  Richard M. Rubenstein
                              Title: President


Agreed and Accepted as of
the date first written above:

GK Intelligent Systems


By:   /s/ Gary Kimmons
   _____________________________
   Name:   Gary Kimmons
   Title:  President


                                           September 15, 2004

Gary Kimmons, President
GK Intelligent Systems
2602 Yorktown Place
Houston, TX 77056


____________________________________________________________________________

For investor relations services to be rendered during the period of September 15- October 15, 2004.


                                                     $6,000